Exhibit 11

                   ALEX. BROWN INCORPORATED AND SUBSIDIARIES

                       Calculation of Earnings Per Share*
                    (in thousands, except per share amounts)

                                     Year Ended                Year Ended                Year Ended
                                      12/31/96                  12/31/95                  12/31/94
                                --------------------      --------------------      --------------------
                                              Fully                     Fully                     Fully
                                Primary      Diluted      Primary      Diluted      Primary      Diluted
                                -------      -------      -------      -------      -------      -------
Weighted average shares
 outstanding:
  Common stock                  23,987        23,987       22,646       22,646       22,738       22,738
  Stock options                    576           846          621          831          386          491
  Convertible subordinated
   debentures                      --          3,637          --         3,715          --         3,753
                              --------       -------      -------      -------      -------      -------
                                24,563        28,470       23,267       27,192       23,124       26,982
                              ========       =======      =======      =======      =======      =======
Net earnings for
 calculating earnings
 per share:
  Net earnings                $154,145       154,145       95,555       95,555       70,871       70,871
  Interest expense on
   convertible subordinated
   debentures, net of tax          --          2,648          --         2,325          --         2,059
                              --------       -------      -------      -------      -------      -------
                              $154,145       156,793       95,555       97,880       70,871       72,930
                              ========       =======      =======      =======      =======      =======
Earnings per share            $   6.28          5.51         4.11         3.60         3.06         2.70
                              ========       =======      =======      =======      =======      =======

*Per share information and shares outstanding have been adjusted to reflect the three-for-two stock split paid on January 15, 1997.